                                                                    EXHIBIT 4.32


================================================================================


               This Supplemental Indenture is, among other things,
                             A MORTGAGE OF CHATTELS


                             SOUTHERN CALIFORNIA GAS
                                     COMPANY

                                       TO

                            BANKERS TRUST COMPANY OF
                                CALIFORNIA, N.A.
                                     TRUSTEE
                                  Successor to

                                WELLS FARGO BANK,
                              NATIONAL ASSOCIATION
                               Predecessor Trustee


                               -------------------


                             SUPPLEMENTAL INDENTURE
                   To Original Indenture dated October 1, 1940


                               -------------------


                          Dated as of January 15, 1988


================================================================================

                                TABLE OF CONTENTS

                                                                            Page

PARTIES ..................................................................     1

RECITALS:

     Execution of Original Indenture and Supplements thereto .............     1
     Recording of Original Indenture and Supplements thereto .............     2
     Bonds heretofore issued .............................................     2
     Succession of Trustee to Predecessor Trustee ........................     3
     Creation of First Mortgage Bonds, Series U, due 1993 ................     3
     Lien on After Acquired Property .....................................     3
     Purpose of Supplemental Indenture ...................................     4
     Fulfillment of Conditions Precedent .................................     4
     Consideration and Authorization .....................................     4

SUCCESSION OF TRUSTEE AND GRANTING CLAUSES:

     Succession of Trustee ...............................................     4
     Real Property in California counties specified in Schedule A ........     5
     Plant, system and utilities in specified counties and elsewhere .....     5
     Other properties now or hereafter owned .............................     6
     Excepted properties .................................................     7

HABENDUM AND DECLARATION OF TRUST ........................................     7


                                   ARTICLE I.

                 AMOUNT, FORM, NUMBERING DENOMINATION, TRANSFER
                            AND EXCHANGE OF BONDS OF
                              SERIES U, DUE 1993.

SECTION 1.01.   Authorized amount of bonds of Series U, due 1993 .........     8

SECTION 1.02.   Bonds of Series U, due 1993; issuable as fully registered
                bonds; form of registered bonds and certificate ..........     8

SECTION 1.03.   Exchangeability of bonds .................................    12

SECTION 1.04.   Offices or agencies for payment, registration, transfer
                and exchange of bonds of Series U, due 1993 ..............    12

SECTION 1.05.   Certain conditions as to transfer, etc. of bonds of
                Series U, due 1993 .......................................    13

                                                                            Page

                                   ARTICLE II.

                      INTEREST, MATURITY DATE, REDEMPTION,
                            RENEWAL FUND AND CERTAIN
                          OTHER PROVISIONS OF BONDS OF
                               SERIES U, DUE 1993.

SECTION 2.01.   Interest rate, maturity date and places and medium
                of payment ...............................................    13

SECTION 2.02.   Redemption of bonds of Series U, due 1993 ................    13

SECTION 2.03.   Renewal Fund for bonds of Series U, due 1993 .............    13

SECTION 2.04    Cancellation of bonds of Series U, due 1993 ..............    13

SECTION 2.05.   Other provisions of bonds of Series U, due 1993 ..........    13


                                  ARTICLE III.

                               SUNDRY PROVISIONS.

SECTION 3.01.   Trustee not responsible for recitals; recordation of
                Supplemental Indenture as required by law ................    14

SECTION 3.02.   Date of Supplemental Indenture and bonds of Series U,
                due 1993, are dates of identification ....................    14

SECTION 3.03.   Supplemental Indenture deemed to be part of Original
                Indenture ................................................    14

SECTION 3.04.   Trustee accepts trusts on same terms expressed in
                Original Indenture .......................................    14

SECTION 3.05.   Execution of Supplemental Indenture in counterparts ......    15

TESTIMONIUM ..............................................................    15

SIGNATURES AND SEALS .....................................................    16

ACKNOWLEDGMENTS .......................................................... 17-19

Schedule A ...............................................................    20

               This Supplemental Indenture is, among other things,

                             A MORTGAGE OF CHATTELS

     THIS SUPPLEMENTAL INDENTURE, dated as of January 15, 1988, is made and entered into in the city of Los Angeles, State of California by and between SOUTHERN CALIFORNIA GAS COMPANY, a corporation duly organized and existing under the laws of the State of California, and having its principal place of business in the City of Los Angeles, State of California (hereinafter sometimes called the "Corporation"), BANKERS TRUST COMPANY OF CALIFORNIA, N.A., a national banking association duly organized and existing under the laws of the United States of America and having its principal place of business in the City and County of San Francisco, State of California (hereinafter, together with its predecessors as trustees under the Indenture referred to below, sometimes called the "Trustee"), and WELLS FARGO BANK, NATIONAL ASSOCIATION (formerly Crocker National Bank), a national banking association duly organized and existing under the laws of the United States of America and having its principal place of business in the City and County of San Francisco, State of California (hereinafter, together with its predecessors as trustees under the Indenture referred to below, called the "Predecessor Trustee").


                                  WITNESSETH:

     WHEREAS, the Corporation has executed and delivered to the Predecessor Trustee a certain Indenture (hereinafter sometimes called the "Original Indenture") dated October 1, 1940, to secure bonds of the Corporation designated generally as its "First Mortgage Bonds" to be issued from time to time in one or more series, any of which series may vary from any other as to certain particulars specified in Section 2.01 of the Original Indenture, and the Corporation has executed and delivered to the Predecessor Trustee Supplemental Indentures dated, respectively, as of July 1, 1947, May 1, 1948, June 1, 1950, April 1, 1952, August 1, 1955, June 1, 1956, December 1, 1956, July 1, 1957,
October 1, 1959, July 1, 1963, September 1, 1964, and June 1, 1965, December 1, 1966, October 1, 1970, August 1, 1972, September 1, 1972, October 1, 1974, May
1, 1976, October 1, 1977, November 1, 1979, February 1, 1981, September 15, 1981, April 1, 1982, August 15, 1983, May 18, 1984, December 16, 1985, March 1,
1986, November 15, 1986 and December 1, 1986 supplementing and amending the Original Indenture (the Original

Indenture together with this Supplemental Indenture and all other supplemental indentures being herein collectively sometimes referred to as the "Indenture"); and

     WHEREAS, the Original Indenture and said Supplemental Indentures dated, respectively, as of July 1, 1947, May 1, 1948, June 1, 1950, April 1, 1952 and August 1, 1955,are recorded in the office of the County Recorder of each of the Counties listed below in the Official Records thereof, as stated in said Supplemental Indenture dated as of June 1, 1956; said Supplemental Indentures dated, respectively, as of June 1, 1956 and December 1, 1956, are so recorded as stated in said Supplemental Indenture dated as of July 1, 1957; said Supplemental Indenture dated as of July 1, 1957 and each subsequently dated said Supplemental Indenture (other than said Supplemental Indenture dated December 1,
1986) is so recorded as stated in said Supplemental Indenture dated as of the next succeeding date; and said Supplemental Indenture dated as of December 1, 1986 is recorded in the offices of the County Recorders in the Counties of the State of California, as follows:

    County                         Reference                          Date
    ------                         ---------                          ----

Fresno              Official Records, Document 86-138991        December 1, 1986
Imperial            Official Records, Document 86-18022         December 2, 1986
                    Book 1570, Pages 1226-1248
Kern                Official Records, Document 69454            December 1, 1986
                    Book 5943, Pages 540-562
Kings               Official Records, Document 17879            December 1, 1986
                    Book 1391, Pages 363-385
Los Angeles         Official Records, Document 86-1662637       December 2, 1986
Orange              Official Records, Document 86-587999        December 1, 1986
Riverside           Official Records, Document 304286           December 1, 1986
San Bernardino      Official Records, Document 86-361727        December 1, 1986
San Diego           Official Records, Document 86-554954        December 2, 1986
San Luis Obispo     Official Records, Document 79290            December 1, 1986
                    Vol. 2919, Pages 194-216
Santa Barbara       Official Records, Document 1986-077832      December 1, 1986
Tulare              Official Records, Document 68543            December 1, 1986
                    Vol. 4502, Pages 370-392
Ventura             Official Records, Document 86-173706        December 1, 1986

     WHEREAS, bonds of the Corporation of thirteen (13) series designated, respectively, as its "First Mortgage Bonds, Series E, due 1988", "First Mortgage Bonds, Series F, due 1989", "First Mortgage Bonds, Series G, due

1991", "First Mortgage Bonds, Series H, due 1995", "First Mortgage Bonds, Series I, Due 1997", "First Mortgage Bonds, Series K, due 1996", "First Mortgage Bonds, Series L, due 1997", "First Mortgage Bonds, Series M, due 1999", "First Mortgage Bonds, Series N, due 2001", "First Mortgage Bonds, Series Q, due 1993", "First Mortgage Bonds, Series R, due 2016", "First Mortgage Bonds, Series S, due 1996" and "First Mortgage Bonds, Series T, due 2016" are outstanding as a part of the First Mortgage Bonds referred to in the Original Indenture, each series of bonds, unless and until the taking of further appropriate action by the Board of Directors of the Corporation, being without limitation as to aggregate authorized principal amount; and

     WHEREAS, the Trustee has succeeded to the estates, properties, rights, powers, trusts, duties and obligations of the Predecessor Trustee under the Original Indenture, as heretofore supplemented and amended, but the Corporation, the Trustee and the Predecessor Trustee, nevertheless, desire to execute, acknowledge, deliver and cause to be recorded this Supplemental Indenture for the purposes, among others, of evidencing such succession; and

     WHEREAS, pursuant to the provisions of Sections 2.01 and 2.02 of the Original Indenture, the Board of Directors of the Corporation has, by resolution duly adopted and delivered to the Trustee, created, as a part of the first Mortgage Bonds referred to in the Original Indenture, a new series of bonds designated "First Mortgage Bonds, Series U, due 1993" (herein sometimes called "bonds of Series U"), to be of the form, terms and provisions provided in that resolution and herein, which new series of bonds, unless and until the taking of further appropriate action by the Board of Directors of the Corporation, is to be without limitation as to aggregate authorized principal among and of which series bonds in the aggregate principal amount of $100, 000,000 are to be presently issued; and

     WHEREAS, it is provided in the Original Indenture that all the business, franchises and properties, real, personal, and mixed, of every kind and nature whatsoever and wheresoever situate, which might thereafter be acquired by the Corporation, shall be as fully embraced within the lien thereof as if said properties were owned by the Corporation at the date of the Original Indenture and were particularly described therein and specifically conveyed thereby, excepting certain properties expressly excepted by the provisions thereof; and

     WHEREAS, subsequent to the execution of the Original Indenture the Corporation has acquired properties hereinafter mentioned or referred to, all of which properties, upon the acquisition thereof by the Corporation, became and now are subject to the lien, operation and effect of the Original Indenture by virtue of the after-acquired property clause or other clauses thereof; but the Corporation, nevertheless, desires to execute, acknowledge, deliver and cause to be recorded this Supplemental Indenture for the purposes, among others, of expressly and specifically subjecting such after-acquired properties to the lien of the Original Indenture as supplemented and of further assuring and confirming the lien of the Original Indenture as supplemented on all of the properties of every kind and character, whether real or personal and regardless of the date of acquisition thereof by the Corporation, intended to be subjected to the lien thereof; and

     WHEREAS, under the provisions of Sections 2.02 and 16.01 of the Original Indenture the Corporation and the Trustee are authorized to execute and deliver an indenture supplemental to the Original Indenture (i) to set forth the particulars, permitted by Section 2.01 of the Original Indenture, as to which the bonds of Series U are to vary from the bonds of the other series of said First Mortgage Bonds, and (ii) for any purpose not inconsistent with the terms of the Indenture; and

     WHEREAS, for and in consideration of the premises the Corporation desires to execute this Supplemental Indenture; and

     WHEREAS, the making, executing, delivering and recording of this Supplemental Indenture have been duly authorized by proper corporate action of the Corporation; and

     WHEREAS, the execution and delivery of this Supplemental Indenture have been authorized by the Public Utilities Commission of the State of California:

     NOW THEREFORE, in consideration of the premises and of the sum of one dollar ($1), lawful money of the United States of America, duly paid by the Trustee to the Corporation and to the Predecessor Trustee, and of other good and valuable consideration, receipt of which is hereby acknowledged, and (a) in order to evidence the succession of the Trustee to the Predecessor Trustee as trustee under the Original Indenture, as heretofore supplemented and amended, the Trustee and the Predecessor Trustee hereby confirm that the Trustee has succeeded to the estates, properties, rights, powers, trusts, duties and obligations of the Trustee under the Original Indenture, as heretofore supplemented and amended, by virtue of operation of law pursuant to the provisions of Section 2050 et. seq. of the California

Financial Code and Article XIV of the Original Indenture and the Trustee confirms that it is eligible under the provisions of Sections 5.13 and 14.01 and qualified under Section 14.14 of the Original Indenture; and, (b) in order (i) to set forth or specify (A) the form of the fully registered bonds of Series U, and the form of the certificate to be endorsed on all bonds of said series, and
(B) the terms and provisions of the bonds of Series U, including the particulars thereof which vary from the bonds of the other series of said First Mortgage Bonds, and (ii) to further secure the payment of both the principal of and interest on the bonds of the Corporation now or at any time hereafter outstanding under the Original Indenture and/or any indenture supplemental thereto, including specifically, but without limitation, all of said First Mortgage Bonds now outstanding and said $100,000,000 aggregate principal amount of bonds of Series U, according to their tenor and effect, and further to secure the observance and performance of all of the covenants, agreements and conditions contained in the Original Indenture or in any indenture supplemental thereto, and without in any way limiting the generality or effect of the Indenture insofar as by any provision thereof any of the property therein or hereafter described or referred to is now subject or intended to be subject to the lien and operation thereof, but to such extent confirming such lien and operation, the Corporation has executed and delivered this Supplemental Indenture and has granted, bargained, sold, released, conveyed, mortgaged, assigned, transferred, pledged, set over and confirmed, and does hereby grant, bargain, sell, release, convey, mortgage, assign, transfer, pledge, set over and confirm unto Bankers Trust Company of California, N.A., the Trustee, and to its successor or successors in the trust created by the Original Indenture and/or any indenture supplemental thereto, and to its and their assigns, forever, with power of sale, subject, to the extent applicable by the terms of the Indenture to any of the properties hereinafter referred to or described, to the exceptions (other than as expressly provided in the granting clauses of said Supplemental Indentures dated respectively as of June 1, 1956, July 1, 1957, October 1, 1959, July 1, 1963, September 1, 1964 and December 1, 1966 with respect to exception
(f) set forth on page 67 of the Original Indenture and reading as follows: "(f) Any gas and/ or oil acreage, gas and/or oil wells, gas and/or oil reserves, or gas and/or oil leaseholds hereafter acquired by the Corporation, or any property or equipment now or hereafter owned by the Corporation and used for the development of gas and/or oil acreage or for the drilling for or production of gas and/or oil from such acreage"; which exception (f) is by said granting clauses expressly made inapplicable to certain therein specified parcels of property), reservations, conditions, terms and provisions provided in the Indenture with respect to properties subject or intended to be subject thereto, all of the properties and assets of the corporation, real, personal and mixed, of every kind and character, whether now or hereafter owned by the Corporation and wheresoever situated, including, without in any way limiting or modifying the generality or effect of the foregoing, all and singular, the following properties:

     FIRST: All of the lots, pieces and parcels of land and rights or interests in real property situate in the Counties in the State of California, specifically described and mentioned or enumerated in Schedule A attached hereto, to which reference is hereby made and the same is made a part hereof with the same force and effect as if the same were here set forth at length.

     SECOND: All and singular the plants, properties, equipment, real and personal property, estates, interests, goodwill, generating, transmission, feeding, storing, and distribution systems, and utilities of the Corporation situate in the Counties of Fresno, Imperial, Kern, Kings, Los Angeles, Orange, Riverside, San Bernardino, San Diego, San Luis Obispo, Santa Barbara, Tulare and Ventura, and elsewhere, in the State of California, with all and singular the franchises, ordinances, grants, easements, licenses, powers, immunities, permits, privileges, appurtenances, tenements and other rights and property thereunto appertaining or belonging, as the same now exist and as the same and any and all parts thereof may hereafter exist or be improved, added to, enlarged, extended or acquired in said counties or elsewhere in said state or any other state or states.

     THIRD: All other property, real, personal and mixed, of every kind, nature and description (including, without in any way limiting the effect or the generality hereof, all facilities: all stocks, bonds and other securities from time to time conveyed, assigned, transferred, mortgaged or pledged on behalf of the Corporation, or with its consent, to the Trustee in the manner and for the purposes as provided in the Indenture; all gas manufacturing plants, boilers, engines, compressors, motors, pumps, generators, gasholders, tanks, appliances, oil storage facilities, gas storage facilities, wells, buildings, structures, plants, works and other improvements; all gas transmission and distributing lines and systems: all meters and regulators and all other apparatus, machinery, appliances, tools, furniture, fixtures, supplies, facilities and utilities and other personal property; or any right or interest in any thereof; all business and goodwill, rights, consents, franchises, ordinances, licenses, agreements, contracts, permits, easements, rights of way, leases and leasehold interests; powers, grants, privileges and immunities to construct, operate and maintain lines and other facilities or properties for conveying gas or other commodity or utility for any purpose or purposes through, under and over public streets or highways, or public or private places or property; all reversions, remainders, tolls, incomes, revenues, earnings, rents, issues and profits of any property, real, personal and mixed; and all other classes and types of property described or referred to in the Original Indenture, or any indenture supplemental thereto), now or hereafter owned, held, possessed, acquired or enjoyed by or in any manner conferred upon or appertaining to the Corporation, including the interest of the Corporation in all leases now or hereafter owned by it, together with all and singular the tenements, hereditaments, and appurtenances belonging or in any way appertaining to each and every part of any and all property subject or intended to be subject to the lien and operation of the Original Indenture as supplemented, and the reversion and reversions, remainder and remainders, tolls, incomes, revenues, earnings, rents, issues and profits thereof.

     SAVING AND EXCEPTING, however, from the property hereby mortgaged, conveyed in trust and/or pledged, all property, whether now owned by the Corporation or hereafter acquired by it, expressly saved and excepted from the lien of the Indenture and therein referred to as the "excepted property" (except as otherwise expressly provided in any Supplemental Indenture hereinabove mentioned, with respect to exception (f) of said "excepted property"), unless and until, upon the occurrence of an event of default under the Indenture, the Trustee, or any receiver appointed thereunder, shall take possession of any or all of such excepted property.

     TO HAVE AND TO HOLD in trust with power of sale for the equal and proportionate benefit and security of all holders of bonds of the Corporation, now or hereafter outstanding under the Indenture as from time to time in effect, and for the enforcement and payment of said bonds and interest thereon when payable, and the performance of and compliance with the covenants and conditions of the Indenture as from time to time in effect, without any preference, distinction or priority as to lien or otherwise of any of said bonds over any others thereof by reason of the difference in the time of the actual issue, sale or negotiation thereof, or for any other reason whatsoever, except as otherwise expressly provided in the Indenture as from time to time in effect, so that each and every such bond shall have the same lien and so that the principal and interest of every such bond shall, subject to the terms thereof, be equally and proportionately secured by said lien, as if such bond had been made, executed, delivered, sold and negotiated simultaneously with the execution and delivery of the Original Indenture.

     IT IS HEREBY COVENANTED, DECLARED, AND AGREED by and between the parties hereto that all such bonds are issued, authenticated and delivered, or are to be issued, authenticated and delivered, and that all property subject, or to become subject, to the Original Indenture, including any indenture supplemental thereto, is to be held, subject to the covenants, conditions, uses and trusts therein set forth.

     It is hereby further stipulated and provided:


                                    ARTICLE I

                     AMOUNT, FORM, NUMBERING, DENOMINATION,
                         TRANSFER AND EXCHANGE OF BONDS
                              OF SERIES U, DUE 1993

     Section 1.01. The bonds of Series U may be issued at any time or from time to time upon and subject to the terms and provisions of the Indenture. Unless and until the taking of further appropriate action by the Board of Directors of the Corporation the bonds of said Series shall be without limitation as to aggregate authorized principal amount.

     Section 1.02. The bonds of Series U shall be issued only as fully registered bonds without coupons. The fully registered bonds without coupons and the certificate of authentication to be endorsed on all bonds of said Series shall be substantially in the following form:



          [FORM OF REGISTERED BOND WITHOUT COUPONS, SERIES U, DUE 1993]

                         SOUTHERN CALIFORNIA GAS COMPANY
            [Incorporated under the laws of the State of California]
                     FIRST MORTGAGE BOND, SERIES U, DUE 1993
                                    (8 7/8%)

No. ________                                                       $____________

     SOUTHERN CALIFORNIA GAS COMPANY, a corporation organized and existing under the laws of the State of California (hereinafter called the "Corporation", which term shall include any successor corporation, as defined the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________________________________________________________
or registered assigns, the principal sum of ___________________ DOLLARS in lawful money of the United States of America, on the fifteenth day of January, 1993, and to pay interest thereon to the registered owner hereof from the date of this bond, at the rate of 8 7/8% per annum in like lawful money, payable semi-annually, on the fifteenth days of January and July in each year, commencing July 15, 1988 until the Corporation's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. Both the principal of and interest on this bond will be paid at the corporate trust office of Bankers Trust Company of California, N.A., or its successor trustee under said Indenture, in the City and County of San Francisco, State of California or at the corporate trust office of the Trustee in the City of Los Angeles, State of California, or, at the option of the registered owner hereof, principal will be paid at the office or agency of the Corporation in the City of New York, State of New York.

     The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though set forth at this place.

     IN WITNESS WHEREOF, SOUTHERN CALIFORNIA GAS COMPANY has caused this bond to be signed in its corporate name by the facsimile signature of its authorized officer and a facsimile of its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary.

     Dated:

                                       SOUTHERN CALIFORNIA GAS COMPANY


                                       By
                                          -----------------------------
                                          Vice President and Controller

(CORPORATE SEAL)

Attest:


-----------------------------------
             Secretary

                    [REVERSE SIDE -- FORM OF REGISTERED BOND
                      WITHOUT COUPONS, SERIES U, DUE 1993]

     This bond is one of a duly authorized issue of bonds of the Corporation (herein called the "bonds"), of the series hereinafter specified, all issued and to be issued under and all equally and ratably secured by a mortgage and deed of trust dated October 1, 1940, between the Corporation and Bankers Trust Company of California, N.A., as successor trustee, to which mortgage and deed of trust and all indentures supplemental thereto, including Supplemental Indentures dated, respectively, as of July 1, 1947, August 1, 1955, June 1, 1956, December 1, 1956, June 1, 1965, August 1, 1972, May 1, 1976, September 15, 1981, and May
18, 1984 (herein collectively referred to as the "Indenture"), reference is hereby made for a description of the property conveyed in trust, mortgaged and pledged, the nature and extent of the security, the rights of the registered owners of the bonds and of the Trustee or trustees in respect thereof, the terms and conditions upon which the bonds are, and are to be, secured and the circumstances under which additional bonds may be issued. The bonds may be issued for various principal sums and may be issued in series, which may mature at different times, may bear interest at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This bond is one of a series designated as the "First Mortgage Bonds, Series U, due 1993" (herein called "bonds of Series U") of the Corporation, issued under and secured by the Indenture.

     As provided in the Indenture, by any indenture or indentures supplemental thereto executed by the Corporation and the Trustee and consented to by the holders of not less than two-thirds (2/3) in principal amount of the bonds at the time outstanding, and, in case one or more, but less than all, of the series of bonds then outstanding are affected by such supplemental indenture, consented to by the holders of at least two-thirds (2/3) in principal amount of the bonds of each series so affected, the Indenture or any indenture supplemental thereto and the rights and obligations of the Corporation and the holders of bonds, may be modified or altered from time to time, as provided in the Indenture; provided, however, (a) that the right of any holder of any bond to receive payment of the principal of the interest on such bond, on or after the respective due dates expressed in such bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected by any such supplemental indenture without the consent of such holder, and (b) that no such modification or alteration shall reduce the proportions of bondholders' consents required as aforesaid; such proportions to be determined in each case as provided in the Indenture.

     The bonds of Series U are entitled to the benefits of the Renewal Fund as provided in the Indenture.

     The bonds of Series U are not subject to redemption prior to maturity.

     In case an event of default, as defined in the Indenture, shall occur, the principal of all bonds then outstanding under the Indenture may be declared or become due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

     This bond is transferable by the registered owner hereof at the office or agency of the Corporation in said City and County of San Francisco, in said City of Los Angeles, in the borough of Manhattan, City of New York and in such other place or places as the Corporation may designate at any time or from time to time, and thereupon a new fully registered bond or bonds of said series, without coupons, of authorized denomination or denominations, of a like aggregate principal amount, will be issued to the transferee or transferees in exchange for this bond; and at any of said offices or agencies fully registered bonds of Series U, without coupons, are exchangeable for a like aggregate principal amount of other such fully registered bonds of authorized denominations; all in the manner and subject to the conditions as provided in the Indenture.

     No recourse shall be had for the payment of the principal of or the interest on this bond or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, director or officer, past, present or future, of the Corporation, or of any predecessor or successor corporation, either directly or through the Corporation, or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability being waived and released by every registered owner hereof by the acceptance of this bond and as part of the consideration for the issue hereof, and being likewise waived and released by the terms of the Indenture.

     This bond shall not become valid or obligatory for any purpose or be entitled to any benefit under the Indenture until Bankers Trust Company of California, N.A., or its successor as Trustee under the Indenture, or an authenticating agent, shall have signed the form of certificate endorsed hereon.



                     [FORM OF CERTIFICATE OF AUTHENTICATION]

                                   CERTIFICATE

     This bond is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

      BANKERS TRUST COMPANY,          or          BANKERS TRUST COMPANY,
       OF CALIFORNIA, N.A.,                        Authenticating Agent
             Trustee

By                                          By
   ------------------------------              ------------------------------
         Authorized Officer                          Authorized Officer

     The bonds of Series U may contain or have imprinted thereon such provisions or specifications not inconsistent with the Indenture as may be required to comply with the rules of any stock exchange or any federal or state authority or commission, or to comply with usage with respect thereto, and may bear such other appropriate endorsements or notations as are authorized or permitted by the Indenture.

     The fully registered bonds of Series U shall be assumable in denominations of $1,000 and any multiple of $1,000 and shall be dated as provided in paragraph 1 of Section 2.01 of the Original Indenture. The definitive bonds of Series U shall be numbered in such manner as the Corporation shall at any time or from time to time determine.

     SECTION 1.03. In the manner and subject to certain conditions and limitations specified herein and in the Indenture, bonds of Series U may be exchanged without a service charge for a like aggregate principal amount of such bonds of Series U of other authorized denomination or denominations.

     SECTION 1.04. The Corporation shall maintain in the City and County of San Francisco and in the City of Los Angeles, State of California, and also in the Borough of Manhattan, City of New York, State of New York, and in such other place or places as the Corporation may designate at any time or from time to time, an office or agency where bonds of Series U may be presented for payment, registration, transfer and exchange as provided therein or in the Indenture. Such office or agency in the City and County of San

Francisco shall be the corporate trust office of the Trustee, such office or agency in the city of Los Angeles shall be the corporate trust office of the Trustee in said City, and such office or agency in the Borough of Manhattan, City of New York shall be the principal office of Bankers Trust Company unless and until the Corporation shall designate another office or agency by notice in writing delivered to the Trustee.

     SECTION 1.05. No transfer or exchange of any bonds of Series U pursuant to any of the provisions of this Article I shall be made except upon and in accordance with all of the applicable terms, provisions and conditions of said bond and of the Indenture.


                                   ARTICLE II

              INTEREST, MATURITY DATE, REDEMPTION, RENEWAL FUND AND
                 CERTAIN OTHER PROVISIONS OF BONDS OF SERIES U,
                                    DUE 1993.

     SECTION 2.01. The bonds of Series U shall bear interest at the rate, shall be expressed to mature as to principal, and shall be payable as to principal and interest at such place or places and in such money, all as provided in the form of such bonds set forth in Section 1.02 hereof and by the applicable provisions of the Indenture.

     SECTION 2.02. The bonds of Series U shall not be subject to redemption prior to maturity.

     SECTION 2.03 The bonds of Series U shall be entitled to the benefits of the Renewal Fund as provided in the Indenture.

     SECTION 2.04. The Corporation may at any time deliver to the Trustee for cancellation any bonds of Series U previously authenticated and delivered under the Indenture which the Corporation may have acquired in any manner whatsoever and all bonds of Series U so delivered shall be promptly cancelled by the Trustee upon the request of the Corporation.

     SECTION 2.05 The bonds of Series U shall, except as in this Supplemental Indenture otherwise expressly provided, be on the terms and provisions, and shall represent such rights and be entitled to such benefits, as are applicable thereto by the terms of the Indenture.

                                   ARTICLE III

                               SUNDRY PROVISIONS.

     SECTION 3.01. The recitals of fact contained herein shall be taken as the statements of the Corporation, and the Trustee assumes no responsibility for the correctness of the same. The Corporation hereby covenants and agrees that it will cause this Supplemental Indenture to be kept recorded and/or filed as may be required by law, in such manner and in such places as may be necessary fully to preserve and protect the security of the bondholders and all of the rights of the Trustee hereunder, and that it will with all reasonable dispatch deposit with the Trustee counterparts of this Supplemental Indenture bearing official notation or endorsements showing such recordation and/or filing, or in case such counterparts are not returned to the Corporation, furnish to the Trustee the best official evidence of such recordation and/or filing reasonably obtainable by the Corporation, or evidence of the taking of such other action, if any, but the Trustee, subject to the provisions of Sections 14.02 and 14.03 of said Original Indenture, shall in no wise be liable for any failure or omission in this regard.

     SECTION 3.02. The date of this Supplemental Indenture and the date of the bonds of Series U are intended as and for a date for the convenient identification of this Supplemental Indenture and of the bonds of said series, and are not intended to indicate that this Supplemental Indenture was executed and delivered or that said bonds were executed, delivered or issued on said date; it being hereby provided that this Supplemental Indenture may be executed and delivered, and that said bonds may be executed, delivered or issued, either on said date or before or after said date, and that this Supplemental Indenture is in fact executed and delivered by each party hereto on the date of its certificate of acknowledgement hereto attached.

     SECTION 3.03. This Supplemental Indenture shall be deemed to be part of the Original Indenture, and the Corporation agrees to conform to and comply with all and singular the terms, provisions, conditions and covenants set forth therein and herein. This Supplemental Indenture shall be construed in connection with and as a part of the Original Indenture, as heretofore amended and supplemented.

     SECTION 3.04. It is further agreed that the Trustee accepts the trust imposed upon it by this Supplemental Indenture, upon and subject to the same terms and conditions as are expressed in Article XIV of the Original Indenture.

     SECTION 3.05. In order to facilitate the recording of this Supplemental Indenture, the same may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall collectively constitute one and the same instrument.

     IN WITNESS WHEREOF, Southern California Gas Company has caused this Supplemental Indenture to be signed in its corporate name by one of its Vice Presidents or its Treasurer and its Secretary or an Assistant Secretary and its corporate seal to be hereunto duly affixed, Bankers Trust Company of California, N.A., in token of its succession to the trust established by the Original Indenture and acceptance of the trust hereby established, has caused this Supplemental Indenture to be signed in its corporate name by one of its Vice Presidents and its Secretary or an Assistant Secretary, and its corporate seal to be hereunto duly affixed, and Wells Fargo Bank, National Association, in token of the succession to it by Bankers Trust Company of California, N.A., of the trust established by the Original Indenture, has caused this Supplemental Indenture to be signed in its corporate name by one of its Vice Presidents and one of its Assistant Secretaries, and its corporate seal to be hereunto duly affixed, all as of January 15, 1988.


Attest:                                SOUTHERN CALIFORNIA GAS COMPANY



     VIRGINIA A. ROBINSON              By         H.T. JOHNSON
------------------------------            ------------------------------
          Secretary                                 Treasurer


(SEAL)


ATTEST:                                BANKERS TRUST COMPANY OF
                                       CALIFORNIA, N.A.


           L. LOPES                    By          J.M. KELDSEN
------------------------------            ------------------------------
      Assistant Secretary                         Vice President


(SEAL)


ATTEST:                                WELLS FARGO BANK, NATIONAL
                                       ASSOCIATION

        JACK W. WETZEL                 By          DOROTHY HAIR
------------------------------            ------------------------------
      Assistant Secretary                         Vice President


(SEAL)

STATE OF CALIFORNIA     ) ss.:
COUNTY OF LOS ANGELES   )

     On this 15th day of January, 1988, before me, Christina E. Tracy, a Notary Public of the State of California, duly commissioned and sworn, personally appeared H. T. Johnson, personally known to me (or proved to me on the basis of satisfactory evidence) to be the Treasurer, and Virginia A. Robinson, personally known to me (or proved to me on the basis of satisfactory evidence) to be the Secretary, of SOUTHERN CALIFORNIA GAS COMPANY, one of the corporations named in and which executed the foregoing instrument, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons who executed the within instrument on behalf of said Corporation, and acknowledged to me that said Corporation executed the same, and acknowledged to me that said Corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                             CHRISTINA E. TRACY
                                       ------------------------------
                                            Notary Public of the
                                            State of California

                                                                          (SEAL)


My Commission Expires August 29, 1989.

STATE OF CALIFORNIA     ) ss.:
COUNTY OF SAN FRANCISCO )

     On this 15th day of January, 1988, before me, Daniel J. Nerney, a Notary Public of the State of California, duly commissioned and sworn, personally appeared M. Keldsen, personally known to me (or proved to me on the basis of satisfactory evidence) to be a Vice President, and L. Lopes, personally known to me (or proved to me on the basis of satisfactory evidence) to be an Assistant Secretary, of BANKERS TRUST COMPANY OF CALIFORNIA, N.A., one of the corporations named in and which executed the foregoing instrument, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons who executed the within instrument on behalf of said Corporation, and acknowledged to me that said Corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                              DANIEL J. NERNEY
                                       ------------------------------
                                            Notary Public of the
                                            State of California

                                                                          (SEAL)


My Commission expires May 20, 1991.

STATE OF CALIFORNIA     ) ss.:
COUNTY OF SAN FRANCISCO )

     On this 15th day of January, 1988, before me, Daniel J. Nerney, a Notary Public of the State of California, duly commissioned and sworn, personally appeared Dorothy Hair, personally known to me (or proved to me on the basis of satisfactory evidence) to be a Vice President, and Jack W. Wetzel, personally known to me (or proved to me on the basis of satisfactory evidence) to be an Assistant Secretary, of WELLS FARGO BANK, NATIONAL ASSOCIATION, one of the corporations named in and which executed the foregoing instrument, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons who executed the within instrument on behalf of said Corporation, and acknowledged to me that said Corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                              DANIEL J. NERNEY
                                       ------------------------------
                                            Notary Public of the
                                            State of California

                                                                          (SEAL)


My Commission expires May 20, 1991.

                                   SCHEDULE A

     Incorporated in and made a part of the Supplemental Indenture dated as of January 15, 1988, among Southern California Gas Company, Bankers Trust Company of California, N.A., Trustee, and Wells Fargo Bank, National Association, Predecessor Trustee.

     The descriptive names or captions do not constitute a part of the property descriptions, being used only for convenience of reference and identification.


                              COUNTY OF LOS ANGELES

     Those certain lots, pieces and parcels of land and other property, rights, and estates situate in the County of Los Angeles, State of California, described as follows:


                            Saticoy Distribution Base

     Those portions of Lot 603 of Tract No. 1000, in the City of Los Angeles, County of Los Angeles, State of California, as per map recorded in Book 19, pages 1 through 34, inclusive, of Maps, in the office of the County Recorder of said County, described as follows:

     Beginning at the intersection of the easterly line of said Lot 603 with the northerly line of the southerly 17.00 feet of said Lot; thence along said easterly line North 0(0)01'27" West 856.43 feet to the southerly line of the northerly 422.50 feet of said Lot; thence along said southerly line North 89(0)59'44" West 138.91 feet to the easterly line the 80.00 foot strip of land for flood control, described as Parcel 51, as condemned by Final Decree of Condemnation entered in Case No. 560084 of the Superior Court, in the State of California, in and for the County of Los Angeles, a certified copy thereof being recorded in Book 38503, page 115 of Official Records, in the office of said County Recorder; thence along said last mentioned easterly line and along the easterly line of the land described as Parcel 50 in certified copy of said Final Decree recorded in Book 42894, page 361 of said Official Records, South 0(0)02'50" West 537.10 feet to the northerly line of Parcel 65 as described in Certified Copy of said Final Decree recorded in Book 42894, page 361 of said Official Records; thence along said northerly line South 89(0)57'10" East 1.00 feet to the easterly line of said Parcel 65; thence along said easterly line and along the easterly line of Parcel 49 as described in certified copy of said Final Decree recorded in Book 37633, page 338 of said

Official Records, South 0(0)02'50" West 319.37 feet to said northerly line of the southerly 17.00 feet of said Lot 603; thence along said last mentioned northerly line North 89(0)59'20" East 138.98 feet to the point of beginning.


                        West Valley Division Headquarters

     Lot 19 of Tract No. 26561 in the City of Los Angeles, in the County of Los Angeles, State of California, as per map recorded in Book 931, pages 86 to 91 inclusive of Maps, in the office of the County Recorder of said County.

     Excepting therefrom all oil, gas and other hydrocarbon and mineral substances lying not less than five hundred (500) feet below the surface of said real property, provided that grantor, its successors and assigns, shall not have the right to go upon the surface of said real property for the purpose of extracting said oil, gas, or other hydrocarbon and mineral substances, nor for any purpose in connection therewith, but shall have the right to extract and remove said oil, gas and other hydrocarbon and mineral substances by means of slant-drilled wells located on adjacent or nearby land, or by any other means which shall not require entry upon the surface of said real property, as reserved in that deed recorded December 30, 1986 as Instrument No. 86-1821128 of Official Records.


                       South Coastal Division Headquarters

     Parcel 2, in the City of Torrance, County of Los Angeles, State of California, as shown on Parcel Map No. 19013 filed in Book 202, Pages 51 to 55, inclusive, of Parcel Maps in the office of the County Recorder of said County.

     EXCEPTING THEREFROM, all minerals, petroleum, oil, asphaltum, gas and/or hydrocarbon substances, including helium, within or underlying said parcel at a depth of more than 500 feet below the surface as reserved by Santa Fe Energy Company in that certain deed dated August 21, 1980, recorded September 16, 1980 as Document No. 80-895903, in the Office of the County Recorder of Los Angeles County.


                            COUNTY OF SAN BERNARDINO

     Those certain lots, pieces and parcels of land and other property, rights, and estates situate in the County of San Bernardino, State of California, described as follows:

                             Chino Distribution Base

     The Northwest 1/4 of the Southeast 1/4 of the Southeast 1/4 of Section 11, Township 2 South, Range 8 West, San Bernardino Base and Meridian, in the City of Chino, according to Government Survey.

     Except the Westerly 25 feet as conveyed to the City of Chino, by Deed recorded September 03, 1948 in Book 2268 Page 144, Official Records.

     Also except the South 1/2 thereof.


                               COUNTY OF RIVERSIDE

     Those certain lots, pieces and parcels of land and other property, rights, and estates situate in the County of Riverside, State of California, described as follows:


                           Temecula Distribution Base

     Parcel 2 of Parcel Map 15420, as per map recorded in Book 95, Pages 81 and 82 of Parcel Maps, in the office of the County Recorder of said County.